(MKS LOGO)

EXHIBIT 99.1

MKS Instruments Reports Fourth Quarter and
Full Year 2015 Financial Results

Q4 Revenue and Earnings above expectations

Full Year 2015 revenue up 4%; Non-GAAP Net Earnings up 18%

Andover, Mass., January 27, 2016 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports fourth quarter and full year 2015 financial results.

Financial Results

	Q4 2015		Full Year 2015
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$172	$172	$814	$814
Operating margin	12.9%	14.4%	19.3%	20.1%
Net income ($ millions)	$25.5	$18.4	$122.3	$119.1
Diluted EPS	$0.48	$0.34	$2.28	$2.22

Fourth Quarter Financial Results

Sales were $172 million, a decrease of 18% from $209 million in the third quarter of 2015, and a decrease of 15% from $203 million in the fourth quarter of 2014.

Fourth quarter net income was $25.5 million, or $0.48 per diluted share, compared to net income of $29.8 million, or $0.56 per diluted share in the third quarter of 2015, and $34.2 million, or $0.64 per diluted share in the fourth quarter of 2014.

Non-GAAP net earnings, which exclude special charges and credits, were $18.4 million, or $0.34 per diluted share, compared to $31.5 million, or $0.59 per diluted share in the third quarter of 2015, and $29.1 million, or $0.54 per diluted share in the fourth quarter of 2014.

Full Year Results

Sales were $814 million, an increase of 4% from $781 million in 2014. Net income was $122 million, or $2.28 per diluted share, compared to $116 million, or $2.16 per diluted share in 2014. Non-GAAP net earnings were $119 million, or $2.22 per diluted share, compared to $101 million, or $1.89 per diluted share in 2014. Cash and investments at December 31st were $658 million, or approximately $12.37 per share. Total book value, net of goodwill and intangibles, was $917 million or approximately $17.24 per share.

Commenting on the company’s financial results, Gerald Colella, Chief Executive Officer and President, said, “The fourth quarter finished stronger than expected, as the softening we witnessed in the semiconductor market abated somewhat at the very end of the year. With 4% sales growth for the full year, we achieved a significant increase in profitability, testament to the continued improvements we have made to our target operating model. As we begin 2016, recent company reports and analyst estimates forecast a continued healthy environment in our served markets, which bodes well for continued strong financial results for MKS in the coming year.

“Based on current business levels, we expect that sales in the first quarter of 2016 may range from $165 to $185 million, and at these volumes, our non-GAAP net earnings could range from $0.25 to $0.38 per share and GAAP net income could range from $0.23 to $0.36 per share.”

Conference Call Details

A conference call with management will be held on Thursday, January 28, 2016 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 11158287, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed acquisitions, income related to the sale of excess and obsolete inventory previously written down to net realizable value, certain excess and obsolete inventory charges, an inventory step-up adjustment related to an acquisition, restructuring charges, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

###

Company Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer and Treasurer
Telephone: 978.645.5578

Investor Relations Contact: Claire McAdams
Headgate Partners LLC
Telephone: 530.265.9899
Email: claire@headgatepartners.com

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
Net revenues:
Products	$143,286	$176,647	$179,441
Services	29,101	26,374	29,891

Total net revenues	172,387	203,021	209,332
Cost of revenues:
Products	79,553	97,295	95,710
Services	20,035	16,292	19,393

Total cost of revenues	99,588	113,587	115,103
Gross profit	72,799	89,434	94,229
Research and development	16,841	16,022	17,217
Selling, general and administrative	31,555	32,633	33,396
Restructuring	505	494	562
Amortization of intangible assets	1,693	1,731	1,691

Income from operations	22,205	38,554	41,363
Interest income, net	841	391	721

Income from operations before income taxes	23,046	38,945	42,084
Provision (benefit) for income taxes	(2,476)	4,753	12,315

Net income	$25,522	$34,192	$29,769

Net income per share:
Basic	$0.48	$0.64	$0.56
Diluted	$0.48	$0.64	$0.56
Cash dividends per common share	$0.17	$0.165	$0.17
Weighted average shares outstanding:
Basic	53,217	53,102	53,314
Diluted	53,554	53,436	53,568
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$25,522	$34,192	$29,769
Adjustments (net of tax, if applicable):
Income tax charges (Note 1)	—	1,422	—
Release of tax reserves (Note 2)	(7,692)	(3,394)	—
Tax benefit and tax credits (Note 3)	(1,378)	(4,614)	—
Excess and obsolete charge (Note 4)	488	—	—
Restructuring (Note 5)	505	494	562
Amortization of intangible assets	1,693	1,731	1,691
Pro forma tax adjustments	(761)	(779)	(543)

Non-GAAP net earnings (Note 6)	$18,377	$29,052	$31,479

Non-GAAP net earnings per share (Note 6)	$0.34	$0.54	$0.59

Weighted average shares outstanding	53,554	53,436	53,568
Income from operations	$22,205	$38,554	$41,363
Adjustments:
Excess and obsolete charge (Note 4)	$488	$—	$—
Restructuring (Note 5)	505	494	562
Amortization of intangible assets	1,693	1,731	1,691

Non-GAAP income from operations (Note 7)	$24,891	$40,779	$43,616

Non-GAAP operating margin percentage (Note 7)	14.4%	20.1%	20.8%

Gross profit	$72,799	$89,434	$94,229
Excess and obsolete charge (Note 4)	488	—	—

Non-GAAP gross profit (Note 8)	$73,287	$89,434	$94,229

Non-GAAP gross profit percentage (Note 8)	42.5%	44.1%	45.0%

Note 1: In the fourth quarter of 2014, we recorded $1.4 million of withholding tax related to a foreign intercompany dividend.

Note 2: Reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 3: In the fourth quarter of 2015, we recorded a tax benefit of $1.8 million from the reinstatement of the U.S. research tax credit, representing the full year benefit. We are excluding the benefit applicable to the first three quarters of 2015, which is $1.4 million, from Non-GAAP net earnings. In the fourth quarter of 2014, we recorded a tax benefit of $3.2 million related to a German net operating loss resulting from a change in tax status and we recorded a $1.4 million tax credit for the reinstatement of the U.S. research credit for the full year 2014.

Note 4: In the fourth quarter of 2015, we incurred $0.5 million of excess and obsolete inventory charges, related to the discontinuation of a product line.

Note 5: The third and fourth quarters of 2015, include restructuring charges related to the outsourcing of an international manufacturing operation and the consolidation of certain other foreign manufacturing locations. The fourth quarter of 2014 includes restructuring charges for severance costs related to a reduction in workforce, primarily at one of our foreign subsidiaries.

Note 6: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discrete tax benefits and charges, excess and obsolete inventory charges, restructuring costs, amortization of intangible assets and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related quarter.

Note 7: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude certain excess and obsolete inventory charges, restructuring costs and amortization of intangible assets.

Note 8: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude certain excess and obsolete inventory charges.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Twelve Months Ended
	December 31,
	2015	2014
Net revenues:
Products	$697,104	$673,819
Services	116,420	107,050

Total net revenues	813,524	780,869
Cost of revenues:
Products	373,764	374,200
Services	76,888	68,903

Total cost of revenues	450,652	443,103
Gross profit	362,872	337,766
Research and development	68,305	62,888
Selling, general and administrative	129,087	131,828
Acquisition costs	30	499
Restructuring	2,074	2,464
Amortization of intangible assets	6,764	4,945

Income from operations	156,612	135,142
Interest income, net	2,856	1,251

Income from operations before income taxes	159,468	136,393
Provision for income taxes	37,171	20,615

Net income	$122,297	$115,778

Net income per share:
Basic	$2.30	$2.17
Diluted	$2.28	$2.16
Cash dividends per common share	$0.675	$0.655
Weighted average shares outstanding:
Basic	53,282	53,232
Diluted	53,560	53,515
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$122,297	$115,778
Adjustments (net of tax, if applicable):
Income tax charges (Note 1)	—	1,422
Release of tax reserves (Note 2)	(7,692)	(14,582)
Tax benefit and tax credits (Note 3)	—	(7,957)
Excess and obsolete charge (Note 4)	488	—
Sale of previously written down inventory (Note 5)	(2,098)	—
Acquisition costs (Note 6)	30	499
Acquisition inventory step-up (Note 7)	—	2,179
Restructuring (Note 8)	2,074	2,464
Amortization of intangible assets	6,764	4,945
Pro forma tax adjustments	(2,790)	(3,569)

Non-GAAP net earnings (Note 9)	$119,073	$101,179

Non-GAAP net earnings per share (Note 9)	$2.22	$1.89

Weighted average shares outstanding	53,560	53,515
Income from operations	$156,612	$135,142
Adjustments:
Excess and obsolete charge (Note 4)	488	—
Sale of previously written down inventory (Note 5)	(2,098)	—
Acquisition costs (Note 6)	30	499
Acquisition inventory step-up (Note 7)	—	2,179
Restructuring (Note 8)	2,074	2,464
Amortization of intangible assets	6,764	4,945

Non-GAAP income from operations (Note 10)	$163,870	$145,229

Non-GAAP operating margin percentage (Note 10)	20.1%	18.6%

Gross profit	$362,872	$337,766
Sale of previously written down inventory (Note 5)	(2,098)	—
Excess and obsolete charge (Note 4)	488	—
Acquisition inventory step-up (Note 7)	—	2,179

Non-GAAP gross profit (Note 11)	$361,262	$339,945

Non-GAAP gross profit percentage (Note 11)	44.4%	43.5%

Note 1: In 2014, we recorded $1.4 million of withholding tax related to a foreign intercompany dividend.

Note 2: Reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 3: In 2014, we recorded a tax benefit of $3.3 million related to a foreign intercompany dividend to the U.S. and a tax benefit off $3.2 million related to a German net operating loss resulting from a change in tax status. We also recorded a $1.4 million credit for the reinstatement of the U.S. research credit for the full year 2014.

Note 4: In the fourth quarter of 2015, we incurred $0.5 million of excess and obsolete inventory charges, related to the discontinuation of a product line.

Note 5: In the second quarter of 2015, we recorded income related to the sale of excess and obsolete inventory previously written down to net realizable value.

Note 6: In 2015, we incurred acquisition costs related to the Precisive LLC acquisition which closed during the first quarter of 2015. In 2014, we incurred acquisition costs comprising of legal fees and filing fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 7: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 8: In 2015, we incurred restructuring charges related to the outsourcing of an international manufacturing operation and the consolidation of certain other foreign manufacturing locations. In 2014, we incurred restructuring charges primarily for severance related costs related to a reduction in workforce at one of our foreign subsidiaries.

Note 9: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discrete tax benefits and charges, an excess and obsolete inventory charge, income related to the sale of excess and obsolete inventory previously written down to net realizable value, acquisition costs, an inventory step-up adjustment related to an acquisition, restructuring costs, amortization of intangible assets and the related tax effect of these adjustments.

Note 10: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude an excess and obsolete inventory charge, income related to the sale of excess and obsolete inventory previously written down to net realizable value, acquisition costs, an inventory step-up adjustment related to an acquisition, restructuring costs and amortization of intangible assets.

Note 11: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude income related to the sale of excess and obsolete inventory previously written down to net realizable value and excess and obsolete inventory charges.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Income Before	Provision	Effective		Provision
	Income Taxes	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
		Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$23,046	$(2,476)	-10.7%	$38,945	$4,753	12.2%
Adjustments:
Income tax charges (Note 1)	—	—		—	(1,422)
Release of tax reserves (Note 2)	—	7,692		—	3,394
Tax benefit and tax credits (Note 3)	—	1,378		—	4,614
Excess and obsolete charge (Note 5)	488	—		—	—
Restructuring (Note 8)	505	—		494	—
Amortization of intangible assets	1,693	—		1,731	—
Tax effect of pro forma adjustments	—	761		—	779

Non-GAAP	$25,732	$7,355	28.6%	$41,170	$12,118	29.4%

	Three Months Ended September 30, 2015
		Provision	Effective
	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes
GAAP	$42,084	$12,315	29.3%
Adjustments:
Restructuring (Note 8)	562	—
Amortization of intangible assets	1,691	—
Tax effect of pro forma adjustments	—	543

Non-GAAP	$44,337	$12,858	29.0%

	Twelve Months Ended December 31, 2015			Twelve Months Ended December 31, 2014
		Provision			Provision	Effective
	Income Before	(benefit) for	Effective	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes
GAAP	$159,468	$37,171	23.3%	$136,393	$20,615	15.1%
Adjustments:
Income tax charges (Note 1)	—	—		—	(1,422)
Release of tax reserves (Note 2)	—	7,692		—	14,582
Tax benefit and tax credits (Note 3)	—	—		—	7,957
Sale of previously written down	(2,098)	—		—	—
inventory (Note 4)
Excess and obsolete charge (Note 5)	488	—		—	—
Acquisition costs (Note 6)	30	—		499	—
Acquisition inventory step-up (Note	—	—		2,179	—
7)
Restructuring (Note 8)	2,074	—		2,464	—
Amortization of intangible assets	6,764	—		4,945	—
Tax effect of pro forma adjustments	—	2,790		—	3,569

Non-GAAP	$166,726	$47,653	28.6%	$146,480	$45,301	30.9%

Note 1: In 2014, we recorded $1.4 million of withholding tax related to a foreign intercompany dividend.

Note 2: We recorded credits for reserve releases related to the settlement of audits and expiration of the statute of limitations.

Note 3: In the fourth quarter of 2015, we recorded a tax benefit of $1.8 million from the reinstatement of the U.S. research tax credit, representing the full year benefit. We are excluding the benefit applicable to the first three quarters of 2015, which is $1.4 million, from Non-GAAP net earnings. For the three and twelve months ended December 31, 2014, we recorded a tax benefit off $3.2 million related to a German net operating loss resulting from a change in tax status. We also recorded a $1.4 million credit for the reinstatement of the U.S. research credit for the three and twelve months ended December 31, 2014. In the third quarter of 2014, we recorded a tax benefit of $3.3 million related to a foreign intercompany dividend to the U.S.

Note 4: In the second quarter of 2015, we recorded income related to the sale of excess and obsolete inventory previously written down to net realizable value.

Note 5: In the fourth quarter of 2015, we incurred $0.5 million of excess and obsolete inventory charges, related to the discontinuation of a product line.

Note 6: In 2015, we incurred acquisition costs related to the Precisive LLC acquisition which closed during the first quarter of 2015. In 2014, we incurred acquisition costs comprising of legal fees and filing fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 7: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 8: The three and twelve months ended December 31, 2015 includes restructuring charges related to the outsourcing of an international manufacturing operation and the consolidation of certain other foreign manufacturing locations. The three and twelve months ended December 31, 2014 includes restructuring charges primarily for severance related costs related to a reduction in workforce at one of our foreign subsidiaries.

MKS Instruments, Inc.
Reconciliation of Q1-16 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	Three Months Ended March 31, 2016
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$12,400	$0.23	$19,000	$0.36
Amortization	1,700	0.03	1,700	0.03
Tax effect of adjustments	(500)	(0.01)	(500)	(0.01)

Non-GAAP net earnings	$13,600	$0.25	$20,200	$0.38

Q1 – 16 forecasted shares		53,500		53,500

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$227,574	$305,437
Short-term investments (1)	430,663	286,795
Trade accounts receivable, net	101,883	106,362
Inventories	152,631	155,169
Deferred income taxes	—	14,017
Other current assets	26,760	27,512

Total current assets	939,511	895,292
Property, plant and equipment, net	68,856	72,776
Goodwill	199,703	192,381
Intangible assets, net	44,027	46,389
Other assets	21,250	17,206

Total assets	$1,273,347	$1,224,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$23,177	$34,166
Accrued compensation	28,424	26,970
Income taxes payable	4,024	6,702
Other current liabilities	35,359	35,789

Total current liabilities	90,984	103,627
Other liabilities	21,482	38,595
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	744,725	734,732
Retained earnings	427,214	349,061
Other stockholders’ equity	(11,171)	(2,084)

Total stockholders’ equity	1,160,881	1,081,822

Total liabilities and stockholders’ equity	$1,273,347	$1,224,044

(1) In the fourth quarter of 2015, the Company started classifying all investments as short-term investments. Management has the ability and intent to liquidate long-term investments if needed and management and the Board of Directors view all investments as a single pool of funds available for operations. Prior year amounts have been reclassified to conform with this presentation.